UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2014

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54484	27-5250881
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 12, 2014, EuroSite Power Inc., or the Company, entered into a subscription agreement with a European investor, pursuant to which the investor purchased 1,000,000 shares of the Company’s common stock and a three-year warrant to purchase up to 1,000,000 shares of the Company’s common stock with an exercise price of $0.60 per share for an aggregate purchase price of $500,000. The foregoing descriptions are qualified in their entirety by reference to the full text of the subscription agreement and the warrant that are attached hereto at Exhibits 99.1 and Exhibit 4.1, respectively, and incorporated by reference herein.

The securities of the Company described therein have not been registered under the Securities Act of 1933 in reliance on the exemption contained therein in Section (4)(a)(2) and/or the Rule 506(b) exemption thereunder and/or Regulation S thereunder.

Item 9.01. Financial Statements and Exhibits.

See the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROSITE POWER INC.
Date:	November 18, 2014
		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant issued by the Company, dated November 12, 2014 (included as Exhibit A to the following Exhibit 99.1).

99.1	Subscription Agreement by and between the Company and the investor, dated November 12, 2014.